SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 17, 2009 (April 13, 2009)

MARQUEE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-33344 (Commission File Number)	77-0642885 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On April 13, 2009, the sole stockholder of Marquee Holdings Inc. (the “Company”) elected Dr. Dana B. Ardi to the Company’s Board of Directors effective April 13, 2009.  Dr. Ardi fills the vacancy created by the resignation of Michael Hannon, who had served as a director since December 2004.

                Dr. Ardi is the Managing Director and Founder of Corporate Anthropology Advisors L.L.C., a consulting company that provides human capital advisory and innovative solutions that build value through organizational design and people development.  Through her company, Dr. Ardi has taken on the role of Executive Advisor to CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 by the former buyout/growth equity investment team of J.P. Morgan Partners, LLC a private equity division of JPMorgan Chase & Co.  Prior to founding Corporate Anthropology Advisors L.L.C. in 2009, Dr. Ardi served as a Managing Director at CCMP Capital Advisors, LLC from August 2006 through January 2009, as a Partner at J.P. Morgan Partners, LLC from June 2001 to July 2006, as a Partner at Flatiron Partners, LLC from 1999 to June 2001, as co-chair of the Global Communications, Entertainment and Technology practice of TMP Worldwide from 1995 to 1999 and before that as Senior Vice President of New Media at R.R. Donnelley & Sons Company.  Dr. Ardi holds a B.S. Degree from the State University of New York at Buffalo and M.S. and Ph.D. Degrees in Education from Boston College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date: April 17, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer